Exhibit 16.(14)(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Combined Proxy Statement and Prospectus on Form N-14 and to the use of our report dated February 23, 2024 on the financial statements and financial highlights of The New America High Income Fund, Inc. Such financial statements and financial highlights appear in the 2023 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

Philadelphia, Pennsylvania

September 30, 2024